Exhibit 99.1


                             IMMEDIATE RELEASE              AUGUST 2, 2006
                             CONTACTS:
                             BRENT LARSON,                  TIM RYAN,
                             VICE PRESIDENT / CFO           THE TROUT GROUP
                             614 793 7500                   212 477 9007
-----------------------------------------------------------------------------

                    NEOPROBE ANNOUNCES SECOND QUARTER RESULTS
             BUSINESS UPDATE PROVIDED AND CONFERENCE CALL SCHEDULED

DUBLIN, OHIO - August 2, 2006 - Neoprobe Corporation (OTCBB:NEOP - News), a diversified developer of innovative oncology and cardiovascular surgical and diagnostic products, today announced financial results for the second quarter of 2006 and for the six-month period ended June 30, 2006. For the second quarter of 2006, Neoprobe reported a net loss of $861,000 or $0.01 share compared to a net loss of $1.3 million or $0.02 per share for the second quarter in 2005. For the six months ended June 30, 2006, Neoprobe reported a net loss of $1.8 million or $0.03 per share compared to a net loss of $2.3 million or $0.04 per share for the same period in 2005. The net loss for the second quarter of 2006 included $348,000 in non-cash charges compared to total non-cash charges of $322,000 for the second quarter of 2005. The net loss for the six-month period ended June 30, 2006 included $745,000 in non-cash charges compared to total non-cash charges of $775,000 for the same period in 2005.

For the second quarter of 2006, Neoprobe reported total revenues of $1.4 million compared to $1.7 million for the second quarter in 2005. For the six-month period ended June 30, 2006, Neoprobe reported total revenues of $3.2 million compared to total revenues of $3.2 million for the same period in 2005.

For the second quarter of 2006, Neoprobe reported total operating expenses of $1.4 million compared to $2.1 million for the second quarter of 2005. For the six-month period ended June 30, 2006, Neoprobe reported total operating expenses of $3.1 million compared to $3.6 million for the same period in 2005.

Brent Larson, Neoprobe's Vice President, Finance and CFO, said, "Results for the quarter and year to date exemplify what we consider to be one of the strengths of our business model. We are able to control our costs and generate positive cash flow from our device product lines, allowing us to focus funds raised for new product development on those activities that present the greatest opportunities for upside to our shareholders."

Revenues for the first six months of 2006 remained consistent overall with 2005. We saw a 128% increase in year-to-date blood flow revenues over the same period in 2005. This increase offset the impacts of a roughly 5% price decline on relatively consistent volumes for our gamma detection product line. Our gross margins declined around 3% due primarily to the effects of selling the majority of our blood flow devices on a wholesale basis to distributors as opposed to on a retail basis directly to end customers. While winding down our arrangements the independent sales organizations adversely impacted our second quarter sales causing them to be below our original expectations, we are greatly encouraged by the recent agreement we have signed with ESTECH for distribution of the Quantix/OR(TM) here in the United States. We are confident that this refocusing of our sales efforts in the United States with a high quality sales organization such as ESTECH will yield much greater longer term rewards.

Operating expenses for the quarter and six-month period were down compared to the prior year primarily due to lower drug development expenses for Lymphoseek(R). Operating expenses for 2005 and into the first quarter of 2006 included significant expenses related to non-clinical testing and drug manufacturing validation and production activities associated with Lymphoseek. These activities were substantially completed by the first quarter of 2006 and expenses decreased accordingly during the second quarter of 2006 while we waited for regulatory and institutional clearances to commence the Phase 2 clinical study.

NEOPROBE CORPORATION
ADD - 2

David Bupp, Neoprobe's President and CEO, said, "We are excited that the Phase 2 study is underway and we are looking forward to demonstrating the safety and efficacy of Lymphoseek over the coming months." The clinical sites involved in the Phase 2 study include University of California, San Francisco, The John Wayne Cancer Center, University of Louisville, M. D. Anderson and University Hospitals - Case Western Reserve.

Year-to-date development milestones achieved are:

      O Received renewal of gamma device distribution agreement with Ethicon Endo-Surgery through December 2008

      O     Completed Lymphoseek regulatory submission of CMC response

      O Received FDA clearance to commence patient enrollment in Phase 2 clinical study

      O Received first commercial production of Quantix(R) devices from U.S. based contract manufacturer

      O     Completed Investigational New Drug amendment submission for
            RIGScan(R) CR

      O Reviewed Phase 2 Lymphoseek protocol and clinical program with clinical investigators at Society of Surgical Oncology meeting

      O Completed agreement with ESTECH, Inc. for distribution of the Quantix/OR in the U.S.

      O     Commenced Phase 2 Lymphoseek clinical study with cGMP produced drug

Neoprobe's President and CEO, David Bupp, and Vice President and CFO, Brent Larson, will provide a business update and discuss the company's second quarter 2006 results via a conference call scheduled for 11:00 AM EDT today, Wednesday, August 2, 2006. The conference call can be accessed as follows:


-------------------------------------------------------------------------------------------------------------
                                        CONFERENCE CALL INFORMATION
-------------------------------------------------------------------------------------------------------------
                 TO PARTICIPATE LIVE:                                  TO LISTEN TO A REPLAY:
------------------------------------------------------- -----------------------------------------------------
Date:                              August 2, 2006       Available until:                 August 9, 2006
Time:                              11:00AM EDT          Toll-free (U.S.) Dial in # :     877-660-6853
                                                        International Dial in # :        201-612-7415
Toll-free (U.S.) Dial in # :       877-407-8033         Replay passcodes (both
International Dial in # :          201-689-8033         required for playback):
                                                             Account # :                 286
                                                             Conference ID # :           210085
---------------------------------- -------------------- -------------------------------- --------------------


ABOUT NEOPROBE

Neoprobe is a biomedical company focused on enhancing patient care and improving patient outcome by meeting the critical intraoperative diagnostic information needs of physicians and therapeutic treatment needs of patients. Neoprobe currently markets the neo2000(R) line of gamma detection systems that are widely used by cancer surgeons and is commercializing the Quantix(R) line of blood flow measurement products developed by its subsidiary, Cardiosonix Ltd. In addition, Neoprobe holds significant interests in the development of related biomedical systems and radiopharmaceutical agents including Lymphoseek(R) and RIGScan(R) CR. Neoprobe's subsidiary, Cira Biosciences, Inc., is also advancing a patient-specific cellular therapy technology platform called ACT. Neoprobe's strategy is to deliver superior growth and shareholder return by maximizing its strong position in gamma detection technologies and diversifying into new, synergistic biomedical markets through continued investment and selective acquisitions. www.neoprobe.com


                                    - more -

NEOPROBE CORPORATION
ADD - 3

Statements in this news release, which relate to other than strictly historical facts, such as statements about the Company's plans and strategies, expectations for future financial performance, new and existing products and technologies, anticipated clinical and regulatory pathways, and markets for the Company's products are forward-looking statements The words "believe," "expect," "anticipate," "estimate," "project," and similar expressions identify forward-looking statements that speak only as of the date hereof. Investors are cautioned that such statements involve risks and uncertainties that could cause actual results to differ materially from historical or anticipated results due to many factors including, but not limited to, the Company's continuing operating losses, uncertainty of market acceptance of its products, reliance on third party manufacturers, accumulated deficit, future capital needs, uncertainty of capital funding, dependence on limited product line and distribution channels, competition, limited marketing and manufacturing experience, risks of development of new products, regulatory risks and other risks detailed in the Company's most recent Annual Report on Form 10-KSB and other Securities and Exchange Commission filings. The Company undertakes no obligation to publicly update or revise any forward-looking statements.

                                    - more -

NEOPROBE CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS
                                                 June 30,        December 31,
                                                   2006              2005
                                                (unaudited)
                                               --------------    --------------
Assets:

Cash and cash equivalents                        $ 4,726,719      $  4,940,946
Available-for-sale securities                              -         1,529,259
Other current assets                               1,966,174         1,978,268
Intangible assets, net                             1,992,522         2,098,910
Other non-current assets                             920,830         1,023,058
                                               --------------    --------------

Total assets                                     $ 9,606,245      $ 11,570,441
                                               ==============    ==============


Liabilities and stockholders' equity:

Current liabilities                              $   897,753      $  1,501,683
Notes payable, net of discounts                    6,252,997         5,973,853
Other liabilities                                     64,649            78,109
Stockholders' equity                               2,390,846         4,016,796
                                               --------------    --------------

Total liabilities and stockholders' equity       $ 9,606,245      $ 11,570,441
                                               ==============    ==============

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS


                                                    Three Months Ended                   Six Months Ended
                                                June 30,          June 30,          June 30,          June 30,
                                                  2006              2005              2006              2005
                                              (unaudited)       (unaudited)        (unaudited)       (unaudited)
                                             ---------------   ---------------    --------------    --------------

Net sales                                       $ 1,433,991      $  1,700,878      $  3,221,909      $  3,166,765
Cost of goods sold                                  600,762           642,233         1,337,982         1,205,556
                                             ---------------   ---------------    --------------    --------------
   Gross profit                                     833,229         1,058,645         1,883,927         1,961,209
                                             ---------------   ---------------    --------------    --------------

Operating expenses:
   Research and development                         642,573         1,303,369         1,476,756         1,941,814
   Selling, general and administrative              753,812           827,832         1,606,295         1,663,947
                                             ---------------   ---------------    --------------    --------------
      Total operating expenses                    1,396,385         2,131,201         3,083,051         3,605,761
                                             ---------------   ---------------    --------------    --------------

Loss from  operations                              (563,156)       (1,072,556)       (1,199,124)       (1,644,552)
                                             ---------------   ---------------    --------------    --------------

Interest expense                                   (363,426)         (333,905)         (719,960)         (661,478)
Increase in warrant liability                             -                 -                 -          (142,427)
Other income, net                                    65,113            62,050           130,013           101,275
                                             ---------------   ---------------    --------------    --------------

Net loss                                        $  (861,469)     $ (1,344,411)     $ (1,789,071)     $ (2,347,182)
                                             ===============   ===============    ==============    ==============

Loss per common share:
   Basic                                        $     (0.01)     $      (0.02)     $      (0.03)     $      (0.04)
   Diluted                                      $     (0.01)     $      (0.02)     $      (0.03)     $      (0.04)

Weighted average shares outstanding:
   Basic                                         58,560,046        58,455,008        58,535,631        58,386,434
   Diluted                                       58,560,046        58,455,008        58,535,631        58,386,434
